AT&T Outlines Strategic Plan to Drive Sustainable Growth and Enhanced Shareholder Returns

Company unveils strategy to expand America’s largest fiber broadband network1 to 50 million+ total locations2.

Company provides long-term guidance for sustained growth in consolidated service revenue, adjusted EBITDA, free cash flow and adjusted EPS, underpinned by continued capital investment.

Company expects improved financial performance to support $40 billion+ of anticipated shareholder returns through dividends and share repurchases over the next three years, including an initial share repurchase authorization of $10 billion that management expects to complete by the end of 2026.

Company to webcast Analyst & Investor Day presentation at 2 p.m. ET today on the
AT&T Investor Relations website.

DALLAS, December 3, 2024 — Ahead of its 2024 Analyst & Investor Day presentation, AT&T Inc. (NYSE: T) unveiled a bold, multi-year strategic plan highlighted by continued profitable 5G and fiber subscriber growth. This growth is expected to fuel enhanced shareholder returns on network investments through a robust and balanced capital allocation program.

“Over the last four years, we’ve achieved durable and profitable subscriber growth, generated attractive returns on network investment, and strengthened our balance sheet,” said John Stankey, AT&T CEO. “We’re putting customers first to become the best connectivity provider in America. Our plan expands the country’s largest fiber network to more than 50 million total locations, modernizes our wireless network and rewards our shareholders. As we grow, we expect to return more than $40 billion to shareholders over the next three years through dividends and share repurchases. With this bold strategy, we are entering a new era of sustained growth at AT&T.”

Momentum to Continue with Investment-Led Strategy and Customer-Centric Approach
AT&T is making progress on its journey to become the best connectivity provider in America. Over the past four-plus years, the Company has streamlined its operations and centered its business around the customer as it enhanced and simplified their experiences with AT&T. The Company has also greatly expanded its 5G and fiber services to more people and places and is the largest capital investor in U.S. connectivity infrastructure since 2019.

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With the plans announced today, the Company will unlock new capabilities that further its momentum while investing in future growth – ultimately enabling more robust shareholder returns. As a result of continued investment, the Company expects to be in a differentiated position within the connectivity industry by the end of the decade.

In Mobility, the Company is building a more efficient, high-capacity, programmable and open network. By 2027, it expects to have largely completed the modernization of its 5G wireless network with open technology, with deep mid-band 5G spectrum covering 300 million+ people by the end of 2026. This network will support super-fast download speeds and serve as a platform for new product and GenAI innovation.

In broadband, the Company is creating even more distance between itself and the competition on what is already the largest fiber broadband network in America. By the end of 2029, it expects to reach 50 million+ total locations with fiber. This includes expectations to pass about 45 million locations through its organic fiber deployment and serve 5 million+ fiber locations through Gigapower, its joint venture with Blackrock, as well as through agreements with commercial open-access providers.

The Company’s fiber expansion will greatly increase its opportunity to serve customers how they want to be served, by one provider in a converged manner. While building the network of the future, the Company is actively working to exit its legacy copper network operations across the large majority of its wireline footprint by the end of 2029.

The Company believes sustaining industry-leading levels of network investment and pursuing these strategic objectives will ultimately allow it to offer the best value, greater personalization and security and more customer-centric products and services on the largest, highest-capacity, lowest-marginal cost network in America.

Long-Term Outlook
AT&T expects to achieve the following 2025 and long-term financial targets through 2027. Beginning in the first quarter of 2025, and as a result of the pending disposition of our DIRECTV equity method investment, the Company plans to report adjusted EPS and free cash flow excluding earnings and cash flows related to DIRECTV. The Company continues to expect the sale of its entire 70% stake in DIRECTV to TPG to close in mid-2025. For comparability to these targets, the Company has provided a recast of historical results for these two financial measures in its Form 8-K dated December 3, 2024.

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•Consolidated service revenue growth in the low-single-digit range annually from 2025-2027.
oMobility service revenue growth in the 2% to 3% range annually.
oConsumer fiber broadband revenue growth in the mid-teens annually.
•Adjusted EBITDA* growth of 3% or better annually from 2025-2027.
oMobility EBITDA* growth in the 3% to 4% range annually.
oConsumer Wireline EBITDA* grows at a double-digit compounded annual growth rate (CAGR) through 2027.
oBusiness Wireline EBITDA* declines at a low-double-digit CAGR through 2027; Business Solutions EBITDA* approaching stabilization by the end of 2027.
•Capital investment* in the $22 billion range annually from 2025-2027.
•Free cash flow*, excluding DIRECTV, of $16 billion+ in 2025, with annual growth of approximately $1 billion, resulting in free cash flow* of $18 billion+ in 2027.
oIn addition, AT&T expects to receive $5.4 billion of after-tax cash payments in 2025 and $0.5 billion in 2029 related to the sale of the DIRECTV investment.
•Adjusted EPS*, excluding DIRECTV, of $1.97 to $2.07 in 2025, accelerating to double-digit percentage growth in 2027.
•$3 billion+ in run-rate cost savings by the end of 2027, inclusive of the Company’s target of achieving $2 billion+ in run-rate cost savings by mid-2026.

Long-Term Capital Allocation Plan: $50 Billion+ of Financial Capacity Supports $40 Billion+ of Dividends and Share Repurchases
AT&T expects this plan to provide $50 billion+ of financial capacity* over the next three years, largely through organic growth. Financial capacity represents anticipated free cash flow after distributions to noncontrolling interests, plus expected cash payments from the announced agreement to sell AT&T’s stake in DIRECTV to TPG, as well as net borrowing capacity after the Company achieves its net leverage target. The Company continues to expect to achieve its net leverage target of net-debt-to-adjusted EBITDA* in the 2.5x range in the first half of 2025, and maintain leverage within this range through 2027.

The Company expects to return $40 billion+ of this financial capacity to shareholders through dividends and share repurchases. Under this capital return plan, the Company expects to maintain its current annualized common stock dividend of $1.11 per share. This plan would result in $20 billion+ in total dividend payments, with capacity for about $20 billion in share repurchases, from 2025-2027.

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Under this plan, the Company also expects approximately $10 billion in incremental financial flexibility* for items such as potential organic or inorganic strategic growth investments, debt repayment, redemptions of noncontrolling interests, or additional dividends or share repurchases.

Of the $20 billion share repurchase capacity, AT&T’s Board has authorized an initial tranche of approximately $10 billion in common stock repurchases. Management expects share repurchases under this authorization to commence when the Company reaches its net leverage target range and expects to conclude by the end of 2026. Additionally, the Company expects approximately $10 billion of share repurchases in 2027, pending Board authorization.

2024 Outlook
For the full-year, AT&T expects:
•Wireless service revenue growth in the 3% range.
•Broadband revenue growth of 7%+.
•Adjusted EBITDA* growth in the 3% range.
•Capital investment* at the high-end of the $21 to $22 billion range.
•Free cash flow* in the $17 to $18 billion range, tracking toward the midpoint of this range; excluding approximately $2.5 billion of after-tax cash payments from DIRECTV, free cash flow in the $15 billion range.
•Adjusted EPS* of $2.20 to $2.25, reflecting an increase from the previously provided $2.15 to $2.25 range. This includes an expected adjusted equity in net income from DIRECTV of approximately $0.30 per share post-tax. When excluding this, the Company expects adjusted EPS in the $1.90 to $1.95 range.

Tune Into AT&T’s Analyst & Investor Day Presentation
The Company will provide more details around its strategy and plans to drive strong returns to shareholders today at 2 p.m. ET. AT&T’s 2024 Analyst & Investor Day presentation webcast, replay and related materials will be available at https://investors.att.com.

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1 Based on the number of fiber to the home households using publicly available data. Locations include both residential and business locations.

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2 “Total locations” includes consumer and business locations (i) passed with fiber and (ii) served with fiber through commercial open-access providers.
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

About AT&T
We help more than 100 million U.S. families, friends and neighbors, plus nearly 2.5 million businesses, connect to greater possibility. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc.
(NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available below and on the Company’s website at https://investors.att.com.

Non-GAAP Measures and Reconciliations to GAAP Measures
Schedules and reconciliations of non-GAAP financial measures cited in this document to the most directly comparable financial measures under generally accepted accounting principles (GAAP) can be found at https://investors.att.com. Additionally, historical reconciliations for adjusted diluted EPS and free cash flow, excluding DIRECTV, can be found in our Form 8-K dated December 3, 2024. Adjusted diluted EPS, EBITDA, adjusted EBITDA, free cash flow, net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures frequently used by investors and credit rating agencies.

EBITDA is net income plus income tax, interest and depreciation and amortization expenses minus equity in net income of affiliates and other income (expense) – net. Adjusted EBITDA is calculated by excluding from operating revenues and operating expenses certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, significant abandonments and impairments, benefit-related gains and losses, employee separation and other material gains and losses. Adjusted EBITDA and net debt (defined below) estimates depend on future levels of revenues, expenses and other metrics which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected Adjusted EBITDA and net debt-to-adjusted EBITDA and the most comparable GAAP metrics and related ratios without unreasonable effort.

As a supplemental presentation to our Communications segment operating results, AT&T Business Solutions results are provided in the Financial and Operational Schedules & Non-GAAP Reconciliations document on the company’s Investor Relations website, investors.att.com. Business Solutions includes both wireless and fixed operations and is calculated by combining our Mobility and Business Wireline operating units and then adjusting to remove non-business operations. This
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combined view presents a complete profile of the entire business customer relationship and underscores the importance of mobile solutions to serving our business customers.

At the segment, business unit or Business Solutions, EBITDA is operating income before depreciation and amortization. EBITDA estimates depend on future levels of revenues, expenses and other metrics which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected segment, business unit or Business Solutions EBITDA and the most comparable GAAP metrics without unreasonable effort.

Adjusted Diluted EPS is calculated by excluding from operating revenues, operating expenses, other income (expenses) and income tax expense, certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairments, benefit-related gains and losses, employee separation and other material gains and losses.

Non-operational items arising from asset acquisitions and dispositions include the amortization of intangible assets. While the expense associated with the amortization of certain wireless licenses and customer lists is excluded, the revenue of the acquired companies is reflected in the measure and those assets contribute to revenue generation.

We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Beginning with our first-quarter 2025 reporting, the Company plans to remove from adjusted earnings the equity in net income from our DIRECTV investment. Reconciliations of Adjusted EPS excluding DIRECTV for 2023 and year-to-date 2024 to reflect the pending disposition of our DIRECTV equity investment are included in our Form 8-K dated December 3, 2024. The Company expects adjustments to 2024 to 2027 reported diluted EPS to a non-cash mark-to-market benefit plan gain/loss and other items. The Company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. For 2024, projected adjusted EPS excluding DIRECTV in the $1.90-$1.95 range is calculated as projected adjusted EPS in the $2.20-$2.25 range, less an adjustment of approximately $0.30 to exclude approximately $2.8 billion (pre-tax) of adjusted equity income from the DIRECTV investment. Our projected 2024 adjusted EPS and projected 2024-2027 adjusted EPS excluding DIRECTV depend on future levels of revenues and expenses, most of which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.

Free Cash Flow, for periods prior to 2025, is defined as cash from operations and cash distributions from DIRECTV (classified as investing activities) minus capital expenditures and cash paid for vendor financing.

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Beginning with our first-quarter 2025 reporting, we plan to revise our definition of free cash flow to remove cash flows related to DIRECTV. Free Cash Flow excluding DIRECTV is expected to be defined as cash from operations minus cash flows related to our DIRECTV equity method investment (cash distributions less cash taxes paid from DIRECTV), minus capital expenditures and cash paid for vendor financing (classified as financing activities). Reconciliations of free cash flow excluding DIRECTV for 2023 and through the third quarter of 2024 have been recast to reflect the pending disposition of our DIRECTV equity investment and are included in our Form 8-K dated December 3, 2024.

For 2024, projected free cash flow in the $17-$18 billion range is $12.8 billion free cash flow for the nine months ended September 30, 2024, plus an estimate of approximately $4.2-$5.2 billion for 4Q24 (cash from operating activities in the $10.7-$12.2 billion range, plus cash distributions from DIRECTV classified as investing activities of $0, minus capital expenditures in the $6.3-$6.7 billion range and cash paid for vendor financing in the $0.2-$0.3 billion range). For the nine months ended September 30, 2024, free cash flow of $12.8 billion is cash from operating activities of $26.9 billion, plus cash distributions from DIRECTV classified as investing activities of $0.9 billion, minus capital expenditures of $13.4 billion and cash paid for vendor financing of $1.6 billion.

Due to high variability and difficulty in predicting items that impact cash from operating activities, capital expenditures and vendor financing payments, the Company is not able to provide a reconciliation between projected 2025-2027 free cash flow excluding DIRECTV and the most comparable GAAP metric without unreasonable effort.

Capital Investment provides a comprehensive view of cash used to invest in our networks, product developments and support systems. In connection with capital improvements, we have favorable payment terms of 120 days or more with certain vendors, referred to as vendor financing, which are excluded from capital expenditures and reported as financing activities. Capital investment includes capital expenditures and cash paid for vendor financing.

For 2024, projected capital investment at the high-end of the $21-$22 billion range is $15.0 billion for the nine months ended September 30, 2024 ($13.4 billion of capital expenditures plus $1.6 billion of vendor financing payments) plus an estimate for 4Q24 of approximately $6.5-$7.0 billion (capital expenditures in the $6.3-$6.7 billion range plus vendor financing payments in the $0.2-$0.3 billion range).

Due to high variability and difficulty in predicting items that impact capital expenditures, vendor financing payments and future levels of revenues, the Company is not able to provide reconciliations between projected 2025-2027 capital investment and the most comparable GAAP metric without unreasonable effort.

Financial Capacity for 2025-2027 of $50 billion+ represents anticipated cumulative free cash flow excluding DIRECTV (based on $16 billion+ in 2025, with annual growth of approximately $1 billion, resulting in $18 billion+ in 2027), less distributions to noncontrolling interests, plus expected cash payments from the announced agreement to sell AT&T’s entire 70% stake in DIRECTV to TPG ($5.4 billion of after-tax cash distributions and other payments not subject to tax in 2025), plus an increase in net borrowing capacity (resulting from projected growth in EBITDA while maintaining net debt-to-adjusted EBITDA ratio in the 2.5x range) after the Company achieves its net leverage target. Financial Flexibility for 2025-2027 represents incremental financial capacity for items such as potential organic or inorganic strategic growth investments, debt repayment, redemptions of noncontrolling interests, or additional dividends or share repurchases. Due to high variability and difficulty in predicting items that impact cash from operating activities, capital expenditures, vendor financing payments, distributions to noncontrolling interests and borrowing capacity, the Company is not able to provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.

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Net Debt-to-Adjusted EBITDA is calculated by dividing net debt by the sum of the most recent four quarters of adjusted EBITDA (defined above). Net Debt is calculated by subtracting cash and cash equivalents and time deposits (deposits at financial institutions that are greater than 90 days, e.g., certificates of deposit and time deposits) from total debt.

For more information, contact: Brittany Siwald AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com
© 2024 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.